UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2025, Adaptimmune, LLC (“Adaptimmune”), a wholly-owned subsidiary of Adaptimmune Therapeutics plc (the “Company”), entered into a separation agreement (the “Separation Agreement”) with Dr. Elliot Norry whose employment as the Company’s Chief Medical Officer has been terminated effective as of August 8, 2025 (the “Separation Date”) by reason of redundancy. The Separation Agreement will be effective as of August 15, 2025 (the “Effective Date”).

The Separation Agreement provides that Adaptimmune will pay Dr. Norry a severance payment equal to 12 months base salary for 2025, in the amount of $478,135, less all applicable deductions and withholdings and a payment equal to the gross value of nine months of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) totaling $30,965.73. These payments will be made in lump-sum form on the next available month-end pay date following the Effective Date provided that Dr. Norry has not validly revoked the Separation Agreement before the Effective Date. Dr. Norry acknowledged and agreed that the payments are in full satisfaction of the Company’s obligations under its Executive Severance Policy dated March 10, 2017, as amended. Market value options covering ordinary shares (the “Market Value Options”) granted to Dr. Norry pursuant to the rules of the Adaptimmune Therapeutics plc Employee 2016 Share Option Scheme and related plan documents (collectively, the “Plan”) will continue to vest until the Separation Date, subject to the relevant Plan rules and in accordance with the respective vesting schedules. Dr. Norry will be permitted a period of 12 months from the Separation Date to exercise the Market Value Options that have vested by the Separation Date. The further terms and conditions of his share options are governed by the relevant Plan rules.

On August 7, 2025, the Company entered into a letter agreement with Dr. Joanna Brewer (the “Brewer Letter Agreement”) in connection with the termination of her role as the Company’s Chief Scientific Officer. The Brewer Letter Agreement provides that Dr. Brewer’s employment with Adaptimmune Limited will end on August 31, 2025 (the “Termination Date”) by reason of redundancy and pursuant to the Company’s Executive Severance Policy dated March 10, 2017, as amended, Adaptimmune Limited will pay Dr. Brewer a severance payment equal to 12 months base salary for 2025, in the amount of £344,844 (equivalent to approximately $460,639*) subject to deduction of applicable taxes. Dr. Brewer will be eligible to receive reimbursement of her healthcare benefits for 12 months following the Termination Date or to receive a payment equal to their value. Market Value Options granted to Dr. Brewer pursuant to the Plan will continue to vest until the Termination Date, subject to the relevant Plan rules and in accordance with the respective vesting schedules. Dr. Brewer will be permitted a period of 12 months from the Termination Date to exercise the Market Value Options that have vested by the Termination Date. The further terms and conditions of her share options are governed by the relevant Plan rules.

As previously announced on December 19, 2024, the Company entered into a letter agreement with Gavin Wood on December 18, 2024 in connection with the termination of his employment as Chief Financial Officer on May 31, 2025 by reason of redundancy (the “Wood Letter Agreement”). As previously disclosed, on April 14, 2025, the Company entered into a variation to the Wood Letter Agreement (the “Variation Letter Agreement”) with Mr. Wood. The Variation Letter Agreement provided that Mr. Wood’s employment with Adaptimmune Limited will end on August 31, 2025 (the “Revised Termination Date”) by reason of redundancy. The terms of his severance are governed by the Company’s Executive Severance Policy dated March 10, 2017, as amended, which include a severance payment equal to 12 months base salary for 2025, eligibility for a pro rata bonus for 2025 at the discretion of the Remuneration Committee which amounts to £111,417 (equivalent to approximately $148,830*) and reimbursement of healthcare benefits for 12 months following the Revised Termination Date or a payment equal to their value. All payments will be subject to deduction of applicable taxes. Market Value Options granted to Mr. Wood pursuant to the Plan will continue to vest until the Revised Termination Date, subject to the relevant Plan rules and in accordance with the respective vesting schedules. Mr. Wood will be permitted a period of 12 months from the Revised Termination Date to exercise the Market Value Options that have vested by the Revised Termination Date. The further terms and conditions of his share options are governed by the relevant Plan rules.

The foregoing summary of the Separation Agreement and the Brewer Letter Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement and of the Brewer Letter Agreement, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

*Compensation paid to Dr. Brewer and Mr. Wood is denominated in pounds sterling. The amounts for Dr. Brewer and Mr. Wood above have been converted based on the pound sterling/U.S. dollar exchange rate of (£1/$1.33579).

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement dated as of August 7, 2025 by and between Adaptimmune, LLC and Elliot Norry.

10.2	Brewer Letter Agreement dated August 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: August 7, 2025	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary